Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Vertical Aerospace Ltd. of our report dated March 24, 2026 relating to the financial statements, which appears in Vertical Aerospace Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Bristol, United Kingdom

August 27, 2026